Exhibit 99.1

News Release

Contact:

Paul Chrisco, CFO

(812) 981-7375

FOR IMMEDIATE RELEASE

Community Bank Shares of Indiana, Inc. reports 3rd quarter dividend

NEW ALBANY, Ind. (July 22, 2013) – Community Bank Shares of Indiana, Inc. (NASDAQ-CBIN) reported the declaration of a quarterly cash dividend. On July 16, 2013, the Company’s Board of Directors declared a $0.11 cash dividend per share on the common stock of the Company to be paid on August 27, 2013 to the stockholders of record of the Company at the close of business on August 8, 2013.

Community Bank Shares of Indiana, Inc. is the parent company of Your Community Bank in New Albany, Indiana and The Scott County State Bank in Scottsburg, Indiana, which are full-service banking subsidiaries. The Company is traded on the NASDAQ under the symbol CBIN.

Statements in this press release relating to the Company’s plans, objectives, or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on management's current expectations. The Company’s actual strategies and results in future periods may differ materially from those currently expected due to various risks and uncertainties, including those discussed in the Company’s 2012 Form 10-K and subsequent 10-Qs filed with the Securities and Exchange Commission.